Exhibit 99.1

Trupanion Appoints Paulette Dodson and Betsy McLaughlin to Board of Directors

–New Independent Directors Bring Significant Experience with Global Growth Brands
SEATTLE, WA. April 27, 2023 -- Trupanion, Inc. (Nasdaq: TRUP) announced today the appointment of Paulette Dodson, former General Counsel and Corporate Secretary at Alight, Inc., PetSmart Inc., and Sara Lee Corporation, and Elizabeth “Betsy” McLaughlin, former Chief Executive Officer of Hot Topic, to the Company’s Board of Directors.

“We’re pleased to welcome Paulette and Betsy to our Board,” said Darryl Rawlings, Founder, CEO and Chair of the Board. “They bring significant experience driving strategic growth for global consumer brands to Trupanion and are passionate about pets and our mission. I look forward to working closely with Paulette and Betsy and benefitting from their fresh perspectives.”

“Strengthening and diversifying our Board is an ongoing focus, and we are thrilled to add leaders with impressive track records to our Board,” said Murray Low, PhD, Lead Independent Director. “These appointments reflect a robust search process aimed at ensuring we have the right mix of skills and experience to advise the Company as we execute our global growth plans.”

As part of the Board’s ongoing refreshment, five directors have been appointed in the past six years.
In light of the addition of these two new qualified directors, Michael Doak, who has served as a director since 2014, notified the Company that he will be transitioning off of the Company’s Board of Directors and his service will cease following the 2023 Annual Meeting of Stockholders (the “Annual Meeting”).

Mr. Rawlings added, “On behalf of the entire Board, I would like to thank Michael for his service. We are grateful for his insights and contributions over the years.”

About Paulette Dodson
Ms. Dodson is a highly experienced legal, strategic, and operational executive who most recently served as General Counsel and Corporate Secretary at Alight, Inc. (NYSE: ALIT), a global human capital and business solutions provider. Prior to that, Ms. Dodson served as Senior Vice President, General Counsel and Corporate Secretary of PetSmart, Inc., where she guided the Board and company through major corporate transactions and change. Previously, Ms. Dodson was General Counsel, Corporate Secretary, and Chief Counsel for North America at CPG company Sara Lee Corporation, and Assistant General Counsel of publishing at the Tribune Company. Ms. Dodson currently serves as a member of the boards of directors for Bark, Inc. (Nasdaq: BARK), a public company that specializes in dog toys, treats and meal plans, and Portillo’s Inc. (NASDAQ: PTLO), a public restaurant chain. She holds a BA from City College of New York and JD from Cornell Law School.

About Betsy McLaughlin
Ms. McLaughlin served as the CEO of Hot Topic Inc., a public teen-oriented clothing chain, from 2000 to 2011, and has since been a member of the boards of directors for multiple private companies in the consumer sector, and since 2017, for Bark, Inc. (Nasdaq: BARK), a public company that specializes in dog toys, treats and meal plans. Prior to this, Ms. McLaughlin served in various leadership roles of ascending responsibility at Hot Topic, including president from 1999 to 2000, senior vice president of merchandising and marketing from 1996 to 2000, and vice president of operations from 1993 to 1996. Prior to Hot Topic, Ms. McLaughlin held positions in merchandising, operations and finance at Miller's Outpost and The Broadway. Ms. McLaughlin has a B.A. degree in Economics from the University of California at Irvine, and she was a member of the Board of Advisors and Executive Committee of the UCLA Anderson School for 17 years.

About Trupanion
Trupanion is a leader in medical insurance for cats and dogs throughout the United States, Canada, Europe, Puerto Rico and Australia with over 860,000 pets enrolled. For over two decades, Trupanion has given pet owners peace of mind so they can focus on their pet's recovery, not financial stress. Trupanion is committed to providing pet owners with the highest value in pet medical insurance with unlimited payouts for the life of their pets. With its patented process, Trupanion is the only North American provider with the technology to pay veterinarians directly in seconds at the time of checkout. Trupanion is listed on NASDAQ under the symbol "TRUP". The company was founded in 2000 and is headquartered in Seattle, WA. Trupanion policies are issued, in the United States, by its wholly-owned insurance entity American Pet Insurance Company and, in Canada, by Omega General Insurance Company. Trupanion Australia is a partnership between Trupanion and Hollard Insurance Company. For more information, please visit trupanion.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 relating to, among other things, leadership succession plans, plans to declassify the Board, and expectations, plans, prospects and financial results for Trupanion, including, but not limited to, its expectations regarding its ability to continue to grow its enrollments and revenue, and otherwise execute its business plan. These forward-looking statements are based upon the current expectations and beliefs of Trupanion’s management as of the date of this press release, and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. All forward-looking statements made in this press release are based on information available to Trupanion as of the date hereof, and Trupanion has no obligation to update these forward-looking statements.

In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: the ability to achieve or maintain profitability and/or appropriate levels of cash flow in future periods; the ability to keep growing our membership base and revenue; the accuracy of assumptions used in determining appropriate member acquisition expenditures; the severity and frequency of claims; the ability to maintain high retention rates; the accuracy of assumptions used in pricing medical plan subscriptions and the ability to accurately estimate the impact of new products or offerings on claims frequency; actual claims expense exceeding estimates; regulatory and other constraints on the ability to institute, or the decision to otherwise delay, pricing modifications in response to changes in actual or estimated claims expense; the effectiveness and statutory or regulatory compliance of our Territory Partner model and of our Territory Partners, veterinarians and other third parties in recommending medical plan subscriptions to potential members; the ability to retain existing Territory Partners and increase the number of Territory Partners and active hospitals; compliance by us and those referring us members with laws and regulations that apply to our business, including the sale of a pet medical plan; the ability to maintain the security of our data; fluctuations in the Canadian currency exchange rate; the ability to protect our proprietary and member information; the ability to maintain our culture and team; the ability to maintain the requisite amount of risk-based capital; our ability to implement and maintain effective controls, including over financial reporting; the ability to protect and enforce Trupanion’s intellectual property rights; the ability to successfully implement our alliance with Aflac; the ability to continue key contractual relationships with third parties; third-party claims including litigation and regulatory actions; the ability to recognize benefits from investments in new solutions and enhancements to Trupanion’s technology platform and website; and our ability to retain key personnel.

For a detailed discussion of these and other cautionary statements, please refer to the risk factors discussed in filings with the Securities and Exchange Commission (SEC), including but not limited to, Trupanion’s Annual Report on Form 10-K for the year ended December 31, 2022 and any subsequently filed reports on Forms 10-Q, 10-K and 8-K. All documents are available through the SEC’s Electronic Data Gathering Analysis and Retrieval system at https://www.sec.gov or the Investor Relations section of Trupanion’s website at https://investors.trupanion.com.

Contacts:

Laura Bainbridge, Vice President, Corporate Communications
Investor.Relations@trupanion.com